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(KPMG LOGO)

                                                                         EX 23.2











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
CCO Holdings, LLC


We consent to the inclusion of our report dated March 1, 2005 included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                  /s/ KPMG LLP


St. Louis, Missouri
July 7, 2005